UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2022

Boot Barn Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36711	90-0776290
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15345 Barranca Parkway, Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

(949) 453-4400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐   Emerging growth company

☐   If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	BOOT	New York Stock Exchange

Item 1.01 – Entry into a Material Definitive Agreement

On July 11, 2022, Boot Barn Holdings, Inc. (the “Company”), and its subsidiaries entered into an Amendment No. 4 to the Credit Agreement (the “Amendment”), by and among the Company, Boot Barn, Inc., Sheplers Holding LLC (f/k/a Sheplers Holding Corporation), Sheplers, LLC (f/k/a Sheplers, Inc.), Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender and Issuing Lender, Wells Fargo Bank, National Association, as Sole Lead Arranger and Sole Bookrunner, and the other Lenders named therein, which amends that certain Credit Agreement (the “Credit Agreement”) dated as of June 29, 2015.

The Amendment increases the aggregate Revolving Credit Commitment (as defined therein) to $250,000,000 and extends the Maturity Date (as defined therein) to the earliest of (a) July 11, 2027 (or such later date that may be determined thereunder), (b) the date of termination of the entire Revolving Credit Commitment by the borrowers and (c) termination of the Revolving Credit Commitment following an Event of Default (as defined therein).

The Amendment also makes other changes to the Credit Agreement necessary to replace all LIBOR based provisions with provisions reflecting Term SOFR (as defined therein), including, without limitation, the use of Term SOFR as the benchmark rate. After the Amendment, Revolving Credit Loans (as defined therein) bear interest at per annum rates equal to, at the Company’s option, either (i) Adjusted Term SOFR (as defined therein) plus an applicable margin for Term SOFR loans, or (ii) the base rate plus an applicable margin for base rate loans. The base rate is calculated as the highest of (a) the federal funds rate plus 0.5%, (b) the Wells Fargo prime rate and (c) Term SOFR for a one month tenor in effect on such day plus 1.0%. The applicable margin is calculated based on a pricing grid that in each case is linked to quarterly average excess availability. For SOFR loans, the applicable margin ranges from 1.00% to 1.25% and for base rate loans it ranges from 0.00% to 0.25%.

The Amendment also makes certain other changes to the Credit Agreement.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and to the Credit Agreement, which has been filed as Exhibit 10.23 to the Company’s Annual Report on Form 10-K for the fiscal year ended March 30, 2019, filed by the Company on May 24, 2019, each of which is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1

Amendment No. 4 to Credit Agreement, dated as of July 11, 2022, by and among the Company, Boot Barn, Inc., Sheplers Holding LLC (f/k/a Sheplers Holding Corporation), Sheplers, LLC (f/k/a Sheplers, Inc.), Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender and Issuing Lender, Wells Fargo Bank, National Association, as Sole Lead Arranger and Sole Bookrunner, and the other Lenders named therein.*

Exhibit 104	Cover Page of this Current Report on Form 8-K formatted in Inline XBRL.

* The schedules to the Amendment have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of such schedules and exhibits to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOOT BARN HOLDINGS, INC.
Date: July 14, 2022	By:	/s/ James M. Watkins
Name: James M. Watkins
Title: Chief Financial Officer and Secretary